For further information:         TRADED: NYSE (IEX)                        EX-99.1
Investor Contact:
Wendy Palacios
Vice President FP&A and Investor Relations
(847) 498-7070

IDEX REPORTS SECOND QUARTER RESULTS AND UPDATES 2024 OUTLOOK

Second Quarter 2024 Highlights
(All comparisons are against the second quarter of 2023 unless otherwise noted)
•Sales of $807 million, down 5% overall and 4% organically
•Reported diluted EPS of $1.86, up 2%, and adjusted diluted EPS of $2.06, down 6%, exceeding second quarter expectations
•Operating cash flow of $134 million, down 5%; free cash flow of $118 million, down 2%
Revised Full Year and Third Quarter 2024 Outlook
•Full year organic sales growth is projected to decline 1% to 2% versus the prior year, down from previous guidance of an increase of 0% to 2%
•Full year GAAP diluted EPS of $6.85 - $6.95 (adjusted diluted EPS of $7.80 - $7.90), down from previous guidance of $7.13 - $7.43 (adjusted diluted EPS of $8.15 - $8.45)
•Third quarter organic sales are projected to be 0% to 1% over the prior year period
•Third quarter GAAP diluted EPS of $1.61 - $1.66 (adjusted diluted EPS of $1.85 - $1.90)

NORTHBROOK, IL, July 31, 2024 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three-month period ended June 30, 2024.

“IDEX teams delivered strong execution in the second quarter, expanding margins sequentially despite stronger uncertainty-fueled macro headwinds,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President.

“As we tune the portfolio for sustained growth performance, our business leaders are deploying focused resources to our best long term growth initiatives within attractive application areas. We are bolstering those efforts through thoughtful and disciplined capital deployment. Our recently announced acquisition of Mott Corporation is a powerful example given its outstanding fit with our businesses and strategy.”

Consolidated Financial Results

	Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2024	2023	Increase (Decrease)
Orders	$773.3	$765.9	$7.4
Change in organic orders*			2%
Net sales	807.2	846.2	(39.0)
Change in organic net sales*			(4%)
Gross profit(a)	366.8	378.0	(11.2)
Net income attributable to IDEX	141.3	138.6	2.7
Adjusted net income attributable to IDEX*	156.1	165.4	(9.3)
Adjusted EBITDA*	224.2	240.7	(16.5)
Diluted EPS attributable to IDEX	1.86	1.82	0.04
Adjusted diluted EPS attributable to IDEX*	2.06	2.18	(0.12)
Cash flows from operating activities	133.6	141.2	(7.6)
Free cash flow*	117.7	119.6	(1.9)
Gross margin(a)	45.4%	44.7%	70 bps
Net income margin	17.5%	16.4%	110 bps
Adjusted EBITDA margin*	27.8%	28.4%	(60) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(a) There were no non-GAAP adjustments to Gross profit or Gross margin during the periods presented.

•Organic net sales were down 4%, primarily driven by lower volumes in our Health & Science Technologies segment, partially offset by price capture across all segments.
•Gross margin of 45.4% increased 70 bps primarily due to strong price/cost and favorable operational productivity, partially offset by unfavorable mix, higher employee-related costs and lower volume leverage.
•Net income margin of 17.5% increased 110 bps and reported Diluted EPS of $1.86 increased $0.04. In addition to results discussed above, Net income margin and reported Diluted EPS were favorably impacted by the absence of a reserve recorded in the prior year period on an investment with a collaborative partner, lower interest expense, the gain on sale of Alfa Valvole, Srl during the current year period and lower restructuring charges, all of which was mostly offset by higher selling, general and administrative expenses. Adjusted diluted EPS of $2.06 decreased $0.12, and excluded the year over year benefit from non-GAAP adjusted items during the period.
•Adjusted EBITDA margin of 27.8% decreased 60 bps driven by lower volume leverage, unfavorable mix and higher variable compensation and discretionary spending, partially offset by strong price/cost and favorable operational productivity.

Segment Financial Results

	Three Months Ended June 30, (a)
	2024	2023	Increase (Decrease)
Fluid & Metering Technologies ("FMT")
Net sales	$319.4	$325.1	$(5.7)
Change in organic net sales*			—%
Adjusted EBITDA(b)	107.7	114.1	(6.4)
Adjusted EBITDA margin	33.7%	35.1%	(140) bps
Health & Science Technologies ("HST")
Net sales	$303.8	$339.5	$(35.7)
Change in organic net sales*			(11%)
Adjusted EBITDA(b)	84.2	93.7	(9.5)
Adjusted EBITDA margin	27.7%	27.6%	10 bps
Fire & Safety/Diversified Products ("FSDP")
Net sales	$185.4	$184.8	$0.6
Change in organic net sales*			1%
Adjusted EBITDA(b)	53.8	54.5	(0.7)
Adjusted EBITDA margin	29.0%	29.4%	(40) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(a) Three month data includes the results of the acquisitions of Iridian Spectral Technologies (May 2023) and STC Material Solutions (December 2023) in the HST segment. Three month data also includes the results of Micropump, Inc. (August 2023) and Novotema, SpA (December 2023) in the HST segment and Alfa Valvole Srl (June 2024) in the FMT segment through the dates of disposition.
(b) Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate and other.

Fluid & Metering Technologies Segment
•Organic net sales for the second quarter 2024 were flat period-over-period with strong price capture offsetting the impact of lower volumes.
•Adjusted EBITDA margin for the second quarter 2024 decreased primarily due to higher discretionary spending, lower volume leverage and higher employee-related costs, partially offset by strong price/cost and favorable operational productivity.

Health & Science Technologies Segment
•Organic net sales for the second quarter 2024 were negatively impacted by lower volumes driven by continued broad based market softness, which began in the second half of 2023. This decrease was partially offset by price capture across all markets.
•Adjusted EBITDA margin for the second quarter 2024 increased primarily due to the accretive impact of divestitures. Excluding the impact of acquisitions and divestitures, Adjusted EBITDA margin decreased 20 bps as a result of lower volume leverage, unfavorable mix and higher employee-related costs, partially offset by favorable operational productivity, strong price/cost and lower discretionary spending.

Fire & Safety/Diversified Products Segment
•Organic net sales for the second quarter 2024 were positively impacted by price capture across all markets, which more than offset the impact of slightly lower volumes.
•Adjusted EBITDA margin for the second quarter 2024 decreased primarily due to higher employee-related costs and lower volume leverage, partially offset by strong price/cost and favorable operational productivity.

Other Items
•Entered into a definitive agreement on July 23, 2024 to acquire Mott Corporation and its subsidiaries for cash consideration of $1.0 billion, subject to customary adjustments, with expected closing by the end of the third quarter of 2024.
•Divested Alfa Valvole Srl for $45.5 million cash, resulting in a gain of $4.6 million.
•Repaid $25.0 million of the $50.0 million previously outstanding under our term facility.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Thursday, August 1, 2024 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer Abhi Khandelwal will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be available on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13742104.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s third quarter 2024 and full year 2024 outlook including expected sales, expected organic sales, expected earnings per share, expected adjusted earnings per share, estimated net income and estimated adjusted EBITDA and the assumptions underlying these expectations, anticipated future acquisition behavior, resource deployment and focus and organic and inorganic growth, anticipated trends in end markets, anticipated growth initiatives, the anticipated benefits of the Company’s recent acquisitions and the expected timing for the closing of the Mott Corporation acquisition, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries; the impact of catastrophic weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks and wars; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; cybersecurity incidents; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) designs and builds engineered products and mission-critical components that make everyday life better. IDEX precision components help craft the microchip powering your electronics, treat water so it is safe to drink, and protect communities and the environment from sewer overflows. Our optics enable communications across outer space, and our pumps move challenging fluids that range from hot, to viscous, to caustic. IDEX components assist healthcare professionals in saving lives as part of many leading diagnostic machines, including DNA sequencers that help doctors personalize treatment. And our fire and rescue tools, including the industry-leading Hurst Jaws of Life®, are trusted by rescue workers around the world. These are just some of the thousands of products that help IDEX live its purpose – Trusted Solutions, Improving Lives™. Founded in 1988 with three small, entrepreneurial manufacturing companies, IDEX now includes more than 50 diverse businesses around the world. With about 8,800 employees and manufacturing operations in more than 20 countries, IDEX is a diversified, high-performing, global company with approximately $3.3 billion in annual sales.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$807.2	$846.2	$1,607.7	$1,691.6
Cost of sales	440.4	468.2	883.5	931.1
Gross profit	366.8	378.0	724.2	760.5
Selling, general and administrative expenses	182.8	174.3	377.9	364.0
Restructuring expenses and asset impairments	1.3	3.6	2.4	4.1
Operating income	182.7	200.1	343.9	392.4
Gain on sale of business	(4.6)	—	(4.6)	—
Other expense (income) – net	—	8.3	(2.7)	7.7
Interest expense - net	8.1	13.3	17.5	26.4
Income before income taxes	179.2	178.5	333.7	358.3
Provision for income taxes	38.0	40.0	71.2	80.0
Net income	141.2	138.5	262.5	278.3
Net loss attributable to noncontrolling interest	0.1	0.1	0.2	0.1
Net income attributable to IDEX	$141.3	$138.6	$262.7	$278.4

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.86	$1.83	$3.46	$3.68
Diluted earnings per common share attributable to IDEX	$1.86	$1.82	$3.46	$3.66

Share Data:
Basic weighted average common shares outstanding	75.7	75.6	75.7	75.6
Diluted weighted average common shares outstanding	75.9	75.9	75.9	75.9

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$700.7	$534.3
Receivables - net	426.2	427.8
Inventories - net	427.9	420.8
Other current assets	74.7	63.4
Total current assets	1,629.5	1,446.3
Property, plant and equipment - net	419.1	430.3
Goodwill	2,787.2	2,838.3
Intangible assets - net	930.9	1,011.8
Other noncurrent assets	136.6	138.5
Total assets	$5,903.3	$5,865.2

Liabilities and equity
Current liabilities
Trade accounts payable	$172.4	$179.7
Accrued expenses	252.0	271.5
Current portion of long-term borrowings	0.6	0.6
Dividends payable	52.4	48.5
Total current liabilities	477.4	500.3
Long-term borrowings - net	1,297.3	1,325.1
Deferred income taxes	281.3	291.9
Other noncurrent liabilities	193.9	206.7
Total liabilities	2,249.9	2,324.0
Shareholders' equity
Preferred stock	—	—
Common stock	0.9	0.9
Treasury stock	(1,179.1)	(1,187.0)
Additional paid-in capital	855.9	839.0
Retained earnings	4,092.5	3,934.3
Accumulated other comprehensive loss	(116.4)	(45.8)
Total shareholders' equity	3,653.8	3,541.4
Noncontrolling interest	(0.4)	(0.2)
Total equity	3,653.4	3,541.2
Total liabilities and equity	$5,903.3	$5,865.2

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$262.5	$278.3
Adjustments to reconcile net income to net cash flows provided by operating activities:
Gain on sale of business	(4.6)	—
Credit loss on note receivable from collaborative partner	—	7.7
Depreciation	32.5	27.2
Amortization of intangible assets	48.5	46.8
Share-based compensation expense	16.9	17.0
Deferred income taxes	0.4	—
Changes in (net of the effect from acquisitions/divestitures and foreign currency translation):
Receivables - net	(11.9)	(5.8)
Inventories - net	(19.8)	(2.0)
Other current assets	(12.2)	(18.6)
Trade accounts payable	0.3	(17.9)
Deferred revenue	0.3	4.2
Accrued expenses	(21.9)	(52.5)
Other - net	(0.8)	4.7
Net cash flows provided by operating activities	290.2	289.1
Cash flows from investing activities
Capital expenditures	(35.9)	(48.2)
Acquisition of business, net of cash acquired	1.6	(110.3)
Proceeds from sale of business, net of cash remitted	45.5	—
Purchases of marketable securities	—	(19.1)
Other - net	0.5	1.0
Net cash flows provided by (used in) investing activities	11.7	(176.6)
Cash flows from financing activities
Proceeds from issuance of long-term borrowings	—	100.0
Payment of long-term borrowings	(25.0)	(100.0)
Cash dividends paid to shareholders	(100.7)	(93.9)
Proceeds from share issuances, net of shares withheld for taxes	7.9	3.4
Repurchases of common stock	—	(1.0)
Other - net	(0.4)	(0.5)
Net cash flows used in financing activities	(118.2)	(92.0)
Effect of exchange rate changes on cash and cash equivalents	(17.3)	6.3
Net increase in cash and cash equivalents	166.4	26.8
Cash and cash equivalents at beginning of year	534.3	430.2
Cash and cash equivalents at end of period	$700.7	$457.0

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, as identified in the reconciliations below. Reconciliations of non-GAAP financial performance metrics to their most directly comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. All table footnotes can be found at the end of this Non-GAAP Measures section. There were no adjustments to GAAP financial performance metrics other than the items noted below.

•Organic orders and net sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted net income attributable to IDEX is calculated as net income attributable to IDEX plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, less the gain on sale of a business, plus the credit loss on a note receivable from a collaborative partner, plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest expense - net, taxes, depreciation and amortization, or consolidated EBITDA, less the gain on sale of a business, plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, plus the credit loss on a note receivable from a collaborative partner.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by net sales.
•Free cash flow is calculated as cash flows from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	FMT	HST	FSDP	IDEX
	Three Months Ended June 30, 2024
Change in net sales	(2%)	(11%)	—%	(5%)
Less:
Net impact from acquisitions/divestitures(1)	(1%)	—%	—%	—%
Impact from foreign currency	(1%)	—%	(1%)	(1%)
Change in organic net sales	—%	(11%)	1%	(4%)

	Six Months Ended June 30, 2024
Change in net sales	(2%)	(11%)	1%	(5%)
Less:
Net impact from acquisitions/divestitures(1)	—%	1%	—%	—%
Impact from foreign currency	(1%)	—%	—%	—%
Change in organic net sales	(1%)	(12%)	1%	(5%)

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Gross Margin (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit	$366.8	$378.0	$724.2	$760.5
Fair value inventory step-up charge	—	—	2.5	—
Adjusted gross profit	$366.8	$378.0	$726.7	$760.5

Net sales	$807.2	$846.2	$1,607.7	$1,691.6

Gross margin	45.4%	44.7%	45.0%	45.0%
Adjusted gross margin	45.4%	44.7%	45.2%	45.0%

Table 3: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, other than per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reported net income attributable to IDEX	$141.3	$138.6	$262.7	$278.4
Fair value inventory step-up charge	—	—	2.5	—
Tax impact on fair value inventory step-up charge	—	—	(0.5)	—
Restructuring expenses and asset impairments	1.3	3.6	2.4	4.1
Tax impact on restructuring expenses and asset impairments	(0.3)	(0.8)	(0.6)	(0.9)
Gain on sale of business	(4.6)	—	(4.6)	—
Tax impact on gain of sale of business	—	—	—	—
Credit loss on note receivable from collaborative partner(2)	—	7.7	—	7.7
Tax impact on credit loss on note receivable from collaborative partner	—	(1.6)	—	(1.6)
Acquisition-related intangible asset amortization	23.9	23.2	48.5	46.8
Tax impact on acquisition-related intangible asset amortization	(5.5)	(5.3)	(11.1)	(10.5)
Adjusted net income attributable to IDEX	$156.1	$165.4	$299.3	$324.0

Reported diluted EPS attributable to IDEX	$1.86	$1.82	$3.46	$3.66
Fair value inventory step-up charge	—	—	0.03	—
Tax impact on fair value inventory step-up charge	—	—	(0.01)	—
Restructuring expenses and asset impairments	0.02	0.05	0.03	0.06
Tax impact on restructuring expenses and asset impairments	—	(0.01)	(0.01)	(0.01)
Gain on sale of business	(0.06)	—	(0.06)	—
Tax impact on gain of sale of business	—	—	—	—
Credit loss on note receivable from collaborative partner(2)	—	0.10	—	0.10
Tax impact on credit loss on note receivable from collaborative partner	—	(0.02)	—	(0.02)
Acquisition-related intangible asset amortization	0.31	0.31	0.64	0.62
Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.07)	(0.14)	(0.14)
Adjusted diluted EPS attributable to IDEX	$2.06	$2.18	$3.94	$4.27

Diluted weighted average shares outstanding	75.9	75.9	75.9	75.9

Table 4: Reconciliations of Net Income to Adjusted EBITDA (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reported net income	$141.2	$138.5	$262.5	$278.3
Provision for income taxes	38.0	40.0	71.2	80.0
Interest expense - net	8.1	13.3	17.5	26.4
Gain on sale of business	(4.6)	—	(4.6)	—
Depreciation	16.3	14.4	32.5	27.2
Amortization	23.9	23.2	48.5	46.8
Fair value inventory step-up charges	—	—	2.5	—
Restructuring expenses and asset impairments	1.3	3.6	2.4	4.1
Credit loss on note receivable from collaborative partner(2)	—	7.7	—	7.7
Adjusted EBITDA	$224.2	$240.7	$432.5	$470.5

Adjusted EBITDA Components
FMT	$107.7	$114.1	$213.1	$220.3
HST	84.2	93.7	165.6	194.4
FSDP	53.8	54.5	105.2	104.2
Corporate and other	(21.5)	(21.6)	(51.4)	(48.4)
Total Adjusted EBITDA	$224.2	$240.7	$432.5	$470.5

Net sales	$807.2	$846.2	$1,607.7	$1,691.6

Net income margin	17.5%	16.4%	16.3%	16.4%
Adjusted EBITDA margin	27.8%	28.4%	26.9%	27.8%

Table 5: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities	$133.6	$141.2	$290.2	$289.1
Less: Capital expenditures	15.9	21.6	35.9	48.2
Free cash flow	$117.7	$119.6	$254.3	$240.9

Table 6: Reconciliation of Estimated 2024 Change in Net Sales to Change in Organic Net Sales

	Guidance
	Third Quarter 2024		Full Year 2024
	Low End	High End	Low End	High End
Change in net sales	(1%)	—%	(2%)	(1%)
Less:
Net impact from acquisitions/divestitures	(1%)	(1%)	—%	—%
Impact from foreign currency	—%	—%	—%	—%
Change in organic net sales	—%	1%	(2%)	(1%)

Table 7: Reconciliation of Estimated 2024 Diluted EPS Attributable to IDEX to Adjusted Diluted EPS Attributable to IDEX

	Guidance
	Third Quarter 2024	Full Year 2024
Estimated diluted EPS attributable to IDEX	$1.61 - $1.66	$6.85 - $6.95
Fair value inventory step-up charge	—	0.03
Tax impact on fair value inventory step-up charge	—	(0.01)
Restructuring expenses and asset impairments	—	0.03
Tax impact on restructuring expenses and asset impairments	—	(0.01)
Gain on sale of business	—	(0.06)
Tax impact on gain of sale of business	—	—
Acquisition-related intangible asset amortization	0.31	1.25
Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.28)
Estimated adjusted diluted EPS attributable to IDEX	$1.85 - $1.90	$7.80 - $7.90

Table 8: Reconciliation of Estimated 2024 Net Income to Adjusted EBITDA (dollars in millions)

	Guidance
	Third Quarter 2024		Full Year 2024
	Low End	High End	Low End	High End
Reported net income	$123.1	$127.0	$520.2	$527.9
Provision for income taxes	36.8	37.9	148.1	150.4
Interest expense - net	9.8	9.8	37.1	37.1
Gain on sale of business	—	—	(4.6)	(4.6)
Depreciation	16.9	16.9	66.7	66.7
Amortization of intangible assets	23.7	23.7	95.8	95.8
Fair value inventory step-up charge	—	—	2.5	2.5
Restructuring expenses and asset impairments	—	—	2.4	2.4
Adjusted EBITDA	$210.3	$215.3	$868.2	$878.2

Net sales	$782.0	$791.5	$3,195.7	$3,230.0

Net income margin	15.7%	16.0%	16.3%	16.3%
Adjusted EBITDA margin	26.9%	27.2%	27.2%	27.2%

(1) Represents the sales from acquired or divested businesses during the first 12 months of ownership or prior to divestiture.

(2) Represents a reserve on an investment with a collaborative partner recorded in Other expense (income) – net during the three and six months ended June 30, 2023. During the fourth quarter of 2023, the Company converted the promissory note receivable from the collaborative partner to equity, resulting in a cost method investment with zero value.